                                                                   EXHIBIT 10.1
                                                                   ------------

         Reference is hereby made to (i) that certain Securities Purchase
Agreement dated as of October 31, 2005 (the "SPA") by and among SendTec, Inc.
(formerly RelationServe Media, Inc.), a Delaware corporation (the "Company"),
SendTec Acquisition Corp., a Delaware corporation ("STAC" or "Issuer"), each purchaser identified on the signature pages thereto (each, including its successors and assigns, a "Purchaser" and collectively the "Purchasers"), and
Christiana Corporate Services, Inc., a Delaware corporation, in its capacity as administrative agent for the Purchasers (together with its successors and assigns in such capacity, the "Agent"), and (ii) the Senior Secured Convertible
Debentures of STAC, dated October 31, 2005 (including Appendix A annexed thereto), as amended through the date hereof, issued pursuant to the SPA (the
"Debentures" and each of the Debentures, a "Debenture"). Capitalized terms used herein, but not otherwise defined, shall have the meanings ascribed to such terms in the SPA, or the Debentures, respectively.

         WHEREAS, the Required Purchasers, as such term is defined in the SPA and the Debentures, on August 21, 2006 entered into a letter agreement (with attached term sheet annexed thereto, the "Letter Agreement") that: (i) waived certain Events of Default; (ii) amended and clarified certain of the terms and provisions of the SPA; and (iii) acknowledged the intent of the parties to negotiate and execute definitive agreements in order to effectuate the intent and purposes of the Letter Agreement and pursue all required consents, and desire to set forth herein specific provisions of the SPA and the Debentures, as modified by the agreement of the parties upon satisfaction of each of the conditions set forth in the Letter Agreement.

         NOW, THEREFORE, in consideration of the premises and mutual covenants hereinafter set forth, the parties hereto, intending to be legally bound, hereby agree as follows:

         1. The effectiveness of the amendments to the SPA and Debenture set forth in this Amendment pursuant to Paragraph 2 and Paragraph 3 hereof (and therefore, the "Closing Date" as provided in the term sheet annexed to the
Letter Agreement) shall be the date of filing and acceptance by the Secretary of
State of the State of Delaware of an amendment to the Certificate of
Incorporation of the Company increasing to 190,000,000 the authorized common stock, par value $0.001 per share, of the Company, which filing shall be following stockholder approval of such amendment (the "EFFECTIVE DATE"). This
Amendment and any obligations of the Purchasers under the Letter Agreement shall be of no further force and effect if the Effective Date has not occurred prior to December 16, 2006, unless such date is extended by the Required Percentage.

2.       AMENDMENTS TO THE SPA.

                  (A) Section 1.1 of the SPA is hereby amended by adding the following definition:

                           "NET REVENUES" means net revenues calculated in
                  accordance with GAAP as applied by the Company in its audited financial statements."

                  (B) Section 4.22(a) of the SPA is hereby amended by deleting such paragraph in its entirety and substituting therefore "INTENTIONALLY LEFT
BLANK".

                  (C) Section 4.22(b) of the SPA is hereby amended by replacing the caption "Minimum EBITDA" and the words "Consolidated EBITDA" with the words
"Net Revenues."

                   (D) Schedule 4.22(b) to the SPA is hereby amended by deleting such schedule in its entirety and replacing it with Schedule 4.22(b) attached hereto.

                   (E) Schedule 4.22(c) to the SPA is hereby amended by deleting such schedule in its entirety and replacing it with Schedule 4.22(c) attached hereto.

                  (F) Section 4.22(d) to the SPA is hereby amended in its
entirety as follows:

                  "Calculation of Financial Covenants. With respect to each of the calculations performed under this Section 4.22, within 30 days following each measurement period, the Company shall deliver to the
         Purchasers a certificate, duly executed by its Chief Executive Officer and Chief Financial Officer, setting forth the calculations of the financial covenants set forth in this Section 4.22, including information sufficient to confirm such calculation. Absent manifest error, such calculations shall be deemed accepted by Holders unless written objection thereto is made to Company within 60 days following the filing of the Company's consolidated financial statements for such measurement period with the Commission in accordance with the requirements of the Exchange Act. To the extent any information set forth constitutes non-public information, Holders will agree, upon the request of the Company, to be bound to treat all such information confidentially and shall agree to the terms of the Company's non-disclosure agreement (the form of which is annexed hereto as
         Exhibit A) as a condition to receiving such information, or alternatively may request that the Company not provide such certificate and calculation, provided however, the Company shall not be deemed to have taken a position as to what information shall be deemed to constitute material non-public information. To the extent any Holder requests not to receive such certificate and calculation, such Holder shall be deemed to have waived any rights or remedies arising from the
         Company's failure to deliver such certificate and calculation."

3. AMENDMENTS TO THE DEBENTURES.

                  (A) The new Maturity Date of the Debentures shall be March 31,
2008, and the second paragraph of the Debentures is hereby amended by amending the phrase that includes the definition of Maturity Date, and the Maturity Date of the Debentures, as follows:

                  "March 31, 2008 or such earlier date as this Debenture is
         required or permitted to be repaid as provided hereunder (the "Maturity
         Date"),".

                  (B) Section 2.1(a) "PAYMENT OF INTEREST IN CASH OR KIND" of
the Debentures (as set forth in Section 2.1(a) of Appendix A to the Debentures)
is hereby amended by amending the first clause of "(y)" in its entirety as follows:

                  "the average daily trading volume of the Common Stock on such market or exchange shall be equal to at least $250,000 (provided, however, that the Company shall have the option to pay one-half of the interest payment due on each of November 1, 2006 and February 1, 2007 in shares of Common Stock regardless of the average daily trading volume of the Common Stock and, if agreed by the Holders, the Interest
         Conversion Shares delivered may, if registered shares are not then available as required by the Equity Conditions, consist of shares that are subject to demand registration rights; provided further, that (1)
         such shares shall be registered no later than 90 days following the
         Interest Payment Date (and if not so registered shall be paid in cash, with Interest accruing from the original due date for payment), and (2)
         on the date of the effectiveness of any registration statement therefore (the "Special Effective Date"), the Company shall deliver additional Interest Conversion Shares, if any, as determined by calculating the difference between the number of Interest Conversion
         Shares required to be delivered using the Interest Conversion Rate as of the applicable Interest Payment Date and as of the Special Effective
         Date) and"

                  (C) Section 4(b) of the Debentures (as set forth in Section 3 of Appendix A to the Debentures) is hereby amended by deleting such Section 3, and inserting the following:

                           "The Conversion Price set forth in Section 4(b) shall
         be $0.50, subject to adjustment as provided herein."

                  (D) Section 4(c) of the Debentures is hereby amended by
         deleting each reference therein to the percentage "4.99%" and replacing with the percentage "9.99%" which percentage may be waived in accordance with the procedures for waiver set forth in such Section
         4(c).

                  (E) Section 4 of the Debentures is hereby amended by inserting the following:

                  "(e) Mandatory Conversion. Notwithstanding anything herein or in the SPA to the contrary and after the Effectiveness Date (as defined in the Registration Rights Agreement) so long as the Registration
         Statement is effective: (i) fifty (50%) percent of the original principal amount of this Debenture (the "Mandatory Conversion Amount")
         shall automatically, and without any action on the part of the Holder, convert into shares of Common Stock at the Conversion Price then in effect if the closing bid price of the Common Stock in the Trading
         Market as reported by Bloomberg shall equal or exceed $0.75 (the
         "Conversion Threshold") for 15 of the 20 consecutive Trading Days (the
         "Mandatory Conversion Period") and (ii) fifty (50%) percent of the original principal amount of this Debenture (the "Additional Mandatory
         Conversion Amount") shall automatically, and without any action on the part of the Holder, convert into shares of Common Stock at the
         Conversion Price then in effect if the closing bid price of the Common
         Stock in the Trading Market as reported by Bloomberg shall equal or exceed $1.00 per share (the "Additional Conversion Threshold"), during a Mandatory Conversion Period"). Notwithstanding the foregoing, if the average daily trading volume of the Common Stock during the Mandatory
         Conversion

         Period on such market or exchange is less than $1,000,000, then the Mandatory Conversion Amount or Additional Mandatory Conversion
         Amount, as the case may be, shall be limited to $1,000,000 of principal amount of Debentures for each Mandatory Conversion Period that the closing bid price for the Common Stock equals or exceeds the Conversion
         Threshold or the Additional Conversion Threshold, as the case may be.
         If the average daily trading volume of the Common Stock on such market or exchange is greater than $1,000,000, but less than $2,000,0000, then the Mandatory Conversion Amount or Additional Mandatory Conversion
         Amount, as the case may be, shall be limited to $2,000,000 of principal amount of Debentures for each Mandatory Conversion Period that the closing bid price for the Common Stock equals or exceeds the Conversion
         Threshold, or Additional Conversion Threshold, as the case may be. The limitations set forth in the immediately preceding two sentences shall irrevocably terminate upon the occurrence of average daily trading volume in excess of $2,000,000 in the Common Stock. for a Mandatory
         Conversion Period"

                  (F) Section 1, Definitions, of the Debentures is hereby
         amended by deleting the following definitions: "QUARTERLY REDEMPTION;"
         "QUARTERLY REDEMPTION AMOUNT;" and "QUARTERLY REDEMPTION DATE", and
         Section 6(a) and Section 6(b) of the Debentures are hereby amended by deleting such sections and substituting therefore "INTENTIONALLY LEFT
         BLANK".

                  (G) Section 6(c) of the Debentures is hereby amended to read in its entirety as follows:

                  "ISSUER REDEMPTION. Notwithstanding any other provision
         contained herein to the contrary, at any time from the Effectiveness
         Date (as defined in the Registration Rights Agreement) through the
         Maturity Date, the Issuer may redeem, in whole or in part (in a single or series of transactions), all or any portion (but not less than twenty-five (25%) percent of the original principal amount of the
         Debentures in any individual Redemption Notice (as defined herein))
         (the "REDEMPTION AMOUNT") by paying to the Holder the Redemption Price.
         The election to exercise its right to redeem must be by notice in writing ("REDEMPTION NOTICE"), which Redemption Notice shall contain
         Evidence of Requisite Funds. The Redemption Notice shall specify the date for such optional redemption (the "REDEMPTION PAYMENT DATE"), which date shall be not less than 15 nor more than 20 Trading Days after delivery of the Redemption Notice. The Holder's right to convert the principal amount of this Debenture pursuant to Section 4.1, with respect to the Redemption Amount, shall terminate five calendar days following the date of receipt of the Redemption Notice. On the
         Redemption Payment Date, the Issuer shall pay the Redemption Price to the Holders. In the event the Issuer fails to pay the Redemption Price on the Redemption Payment Date as set forth herein, then such
         Redemption Notice shall be null and void. "REDEMPTION PRICE" shall mean: (A) the sum of: (i) the Redemption Amount, (ii) accrued but unpaid interest thereon through the Redemption Payment Date, (iii) the unpaid interest payments thereon, not yet accrued, but that would be payable thereon through the Maturity Date had the Redemption Amount been paid on the Maturity Date, and (iv) all liquidated damages and other

         amounts due and owing in respect of the Redemption Amount; and (B)
         five-year Warrants, substantially identical to the Form of Warrant previously issued to Holders in connection with the SPA, to purchase
         500,000 shares of Common Stock for each $1,000,000 of principal amount of Debentures redeemed, at a cash exercise price of $0.50 per share, which amount shall be subject to adjustment in accordance with the provisions of Section 5(a) of the Debentures. "EVIDENCE OF REQUISITE
         FUNDS" shall mean a firm commitment or other evidence reasonably satisfactory to the Holder that requisite funds have been deposited in a financial institution or that such funds have been committed by third parties and will be available to pay the cash portion of the Redemption
         Price on the Redemption Payment Date.

         4. SHORT SALES AND CONFIDENTIALITY. The undersigned Holder represents and warrants to Issuer that Holder has not, directly or indirectly, nor has any
Person acting on behalf of or pursuant to any understanding with the Holder, executed any disposition, including short sales (including the location and/or reservation of borrowable shares of Common Stock for third parties or Holder), in the securities of the Company during the period commencing from the time that the Purchaser received a term sheet from the Company or any other Person setting forth the material terms of the transactions contemplated by this Amendment until the date hereof; agrees not to execute any short sales following the date hereof, so long as any Debentures remain outstanding, in an amount greater than the number of shares of Common Stock that such purchaser owns or reasonably expects it could receive upon conversion of the Debentures and any other convertible securities of the Company owned by it. Other than with other
Holders, (and officers and directors, agents, advisers and legal counsel), such
Holder represents and warrants the it has maintained the confidentiality of all disclosures made to it in connection with this transaction (including the existence and terms of this transaction) except as required by court order or applicable law, rule or regulation.

         5. REGISTRATION PROVISIONS. All shares of Common Stock issuable upon exercise of any of the securities issued pursuant to this Agreement, unless previously registered, shall be subject to registration for resale under the
Securities Act of 1933, as amended, pursuant to the terms and conditions of the
Registration Rights Agreement, subject to Required Percentage consent previously obtained that 110% of the conversion amount (in lieu of 130%) shall apply to the shares of Common Stock issuable pursuant to this Agreement. Notwithstanding anything contained in the Registration Rights Agreement to the contrary, the undersigned acknowledge the intent and purposes of the SPA providing for effectiveness of any amendment to the Registration Rights Agreement effective upon receipt of the Required Percentage.

         6. GOVERNING LAW. This Amendment shall be governed by and construed in accordance with the internal laws of the State of New York, without reference to principles of conflicts of laws. Any dispute involving this Amendment or the agreements referred to herein shall be brought only in the United States
District Court for the Southern District of New York.

         7. BHP WARRANTS. The Purchasers hereby consent to (i) the issuance of
250,000 five-year warrants to purchase Common Stock (and the shares of Common
Stock underlying such warrants) at an exercise price of $0.60 per share, to
Burnham Hill Partners in connection with

services provided the Company in connection with this Amendment, and (ii)
registration of such shares of Common Stock issuable thereunder in connection with any registration of Holders' shares.

         8. MISCELLANEOUS. This Amendment shall be binding upon and inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto. This Amendment may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument. This Amendment shall be the sole evidence and represent the terms of the Amendments to the SPA and Debentures set forth herein and no further documents or agreements shall be required, following the Effective Date, to memorialize the agreements of the parties set forth herein.

                   [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK
                    SIGNATURE PAGE FOR PURCHASERS TO FOLLOW]

         IN WITNESS WHEREOF, the parties hereto have cause this Amendment to be duly executed as of this 27th day of September 2006.

                           SENDTEC ACQUISITION CORP.

                           By: /s/ Paul Soltoff
                               ---------------------------
                                   Name: Paul Soltoff
                                   Title: Chairman and Chief Executive Officer

                           SENDTEC, INC. (FORMERLY RELATIONSERVE MEDIA, INC.)

                           By: /s/ Paul Soltoff
                               ---------------------------
                                  Name: Paul Soltoff
                                  Title: Chairman and Chief Executive Officer

AGREED AND ACCEPTED:

By:____________________________________
      Name:
      Title:

                                SCHEDULE 4.22(B)

PERIOD                                              MINIMUM NET REVENUES

3rd Quarter 2006                                    $4,675,000

4th Quarter 2006                                    $4,675,000

1st Quarter 2007                                    $5,025,000

2nd Quarter 2007                                    $5,175,000

3rd Quarter 2007                                    $5,450,000

4th Quarter 2007                                    $5,700,000

                                SCHEDULE 4.22(C)

PERIOD                                             MINIMUM CASH BALANCES
3rd Quarter 2006                                   $2,750,000
4th Quarter 2006                                   $3,000,000
1st Quarter 2007                                   $3,000,000
2nd Quarter 2007                                   $3,250,000
3rd Quarter 2007                                   $3,500,000
4th Quarter 2007                                   $3,750,000